Exhibit 99.1


    Notify Technology Reports Results for the Second Fiscal Quarter Ended
                                March 31, 2004

    SAN JOSE, Calif., May 7 /PRNewswire-FirstCall/ -- Notify Technology Corporation (OTC: NTFY) today announced financial results for the quarter ended March 31, 2004.
    Revenues for the three month period ended March 31, 2004 decreased to $819,000 from $2,945,000 reported for the comparable three month period of fiscal 2003. The Company's net loss for the three month period ended
March 31, 2004 was $305,000 or a net loss per share of $0.07, compared to a net loss of $570,000, or a net loss per share of $0.13, reported for the corresponding period of fiscal 2003.
    A drop in the sales of the Visual Got Mail Solution Customer Premise Equipment (CPE) for voice messaging was responsible for the decrease in revenue in the second quarter of fiscal 2004 resulting from our primary customer changing from a giveaway program in June 2003 to a program that sold the CPE to new voice mail customers. The revenue from the service portion of the Visual Got Mail Solution was stronger at $443,000 in the three month period ended March 31, 2004 compared to $268,000 reported for the corresponding period of fiscal 2003. The revenue generated by the CPE portion of the Visual Got Mail Solution was $125,000 in the three month period ended March 31, 2004 compared to $1,727,000 reported for the corresponding period of fiscal 2003.
    The gross margin of 76.9% for the three month period ended March 31, 2004 increased significantly compared to 8.9% for the same period in the prior year. The increase of the margin to 76.9% in the three month period ended March 31, 2004 was due to the effect of a product mix change from high volume sales of the low margin CPE to a high concentration of service and wireless revenue.
    Over the past year, the Company has focused a major portion of its research and development and sales on its NotifyLink enterprise wireless products and services. NotifyLink wireless product revenue, led by our Enterprise product, contributed 20% of the total revenue for the three-month period ended March 31, 2004 compared to less than 1% in the same period in fiscal 2003. Just three months ago, the NotifyLink revenue contribution was 9% of total revenues for the three-month period ended December 31, 2003.
    "We are pleased with both the improvement in gross margin in the second quarter and the increasing contribution that NotifyLink is making to our revenues. We value our Visual Got Mail Solution business as it has provided us with a revenue stream that allows us to leverage our resources in the NotifyLink product area where we believe the future lays. The NotifyLink product line increased its contribution to revenue in the second fiscal quarter of 2004. This improved contribution has mitigated the negative impact on our cash flow of the loss of CPE sales since most of the wireless contracts have a higher margin and are sold on a prepaid basis." said Paul DePond, Chief Executive Officer. "The NotifyLink sales have also significantly reduced our dependence on a single customer. The wireless products have both expanded our product offerings and increased the number of customers we service."

    About Notify Technology Corporation
    Founded in 1994, Notify Technology Corporation, is an innovative communications company offering wireline and wireless products and services. Notify's wireline solution provides consumer voice mail notification to customers of CLECs in multiple states. Notify's wireless solutions provide any size organization with notification, access, and management on a variety of wireless 2-way devices and networks. Notify sells its products directly and through wireline carriers and wireless carriers. The company is headquartered in San Jose, California. For more information, visit http://www.notifycorp.com or contact 408-777-7920.

    Forward-Looking Statements: This press release contains forward-looking statements related to Notify Technology that involve risks and uncertainties, including, but not limited to statements regarding the sales and service revenue on the Visual Got Mail Solution and the development of NotifyLink revenue. Those statements are based on current information and expectations and there are important factors that could cause actual results to differ materially from those anticipated by such statements. These risks include, but are not limited to, our ability to deliver products and manage growth, the continuance of certain customer voice mail programs, the percentage contribution to revenue of the NotifyLink, market acceptance of certain products, as well as other risks. These forward-looking statements are made in reliance on the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. For further information about these factors that could affect Notify Technology's future results, please see the Company's filings with the Securities and Exchange Commission. Prospective investors are cautioned that forward-looking statements are not guarantees of performance. Actual results may differ materially from management expectations.

    CONTACT:
     Jerry Rice
     Chief Financial Officer
     Notify Technology Corporation
     408-777-7927
     jerry.rice@notifycorp.com


                        NOTIFY TECHNOLOGY CORPORATION
                      CONDENSED STATEMENTS OF OPERATIONS

                            Three-Month Periods         Six-Month Periods
                               Ended March 31,            Ended March 31,
                              2004        2003          2004          2003
                                 (Unaudited)               (Unaudited)

    Revenue:
      Product revenue     $344,962   $2,637,448     $676,958   $4,626,838
      Service revenue      466,919      298,746      888,637      553,630
      Royalty revenue        6,940        8,395       54,975       26,595
    Total revenue          818,821    2,944,589    1,620,570    5,207,063


    Cost of revenue:
      Product cost         138,937    2,021,581      344,256    3,532,870
      Service cost          50,624      659,559      101,343      748,971
    Total cost of revenue  189,561    2,681,140      445,599    4,281,841
    Gross profit           629,260      263,449    1,174,971      925,222

    Operating expenses:
      Research and
       development         254,069      227,942      475,062      475,751
      Sales and marketing  236,243      118,409      379,174      228,962
      General and
       administrative      443,266      447,608      750,344      811,986

    Total operating
     expenses              933,578      793,959    1,604,580    1,516,699

    Loss from
     operations           (304,318)    (530,510)    (429,609)    (591,477)

    Interest expense
     and other, net            552       39,243        9,438       76,812

    Net loss             $(304,870)   $(569,753)   $(439,047)   $(668,289)

    Basic and diluted net
     loss per share         $(0.07)      $(0.13)       $(0.10)     $(0.15)

    Weighted average shares
     outstanding         4,593,995    4,549,808    4,596,917    4,549,808


                        NOTIFY TECHNOLOGY CORPORATION
                           Condensed Balance Sheets
                                                   March 31,       Sep 30,
                                                      2004           2003
                                                  (unaudited)
    Assets:
        Current assets:
        Cash and cash equivalents                 $1,098,154       $556,805
        Restricted cash                                3,100        436,000
        Accounts receivable, net                     362,456        528,927
        Other assets                                  57,580        101,406
    Total current assets                           1,521,290      1,623,138
        Property and equipment, net                  199,831        247,168
        Total assets                              $1,721,121     $1,870,306
    Liabilities and shareholders'
     equity (deficit)
    Current liabilities:
        Short term borrowings                          $----       $162,750
        Current portion of
         capital lease obligations                    14,142         13,725
        Accounts payable                              91,443        108,948
        Accrued payroll and related liabilities      232,538        141,792
        Deferred revenue                             894,569        438,137
        Customer advances                            361,427        417,986
        Other accrued liabilities                    146,308        160,050
    Total current liabilities                      1,740,427      1,443,388
        Long-term capital lease obligations           24,018         31,195
    Total liabilities                              1,764,445      1,474,583
    Shareholders' equity (deficit):
        Preferred stock                              993,742        993,742
        Common stock                                   4,594          5,834
        Additional paid-in capital                21,817,714     21,816,474
        Accumulated deficit                      (22,859,374)   (22,420,327)
    Total shareholders' equity (deficit)             (43,324)       395,723
        Total liabilities and
         shareholders' equity (deficit)           $1,721,121     $1,870,306


SOURCE  Notify Technology Corporation
    -0-                             05/07/2004
    /CONTACT: Jerry Rice, Chief Financial Officer of Notify Technology Corporation, +1-408-777-7927, or jerry.rice@notifycorp.com/
    /Web site:  http://www.notifycorp.com /
    (NTFY)

CO:  Notify Technology Corporation
ST:  California
IN:  CPR MLM OTC STW TLS
SU:  ERN